EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Donald E. Gibson, President and Chief Executive Officer, and Michelle M. Plummer, Executive Vice President, Chief Operating Officer and Chief Financial Officer, of Greene County Bancorp, Inc. (the “Company”) each certify in his or her capacity as an officer of the Company that he or she has reviewed the Annual Report of the Company on Form 10-KSB for the year ended June 30, 2007 and that to the best of his or her knowledge:

1.	the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

Date: September 28, 2007                                                                    /s/ Donald E. Gibson
Donald E. Gibson
President and Chief Executive Officer

Date: September 28, 2007                                                                    /s/ Michelle M. Plummer
Michelle M. Plummer
                                                                                                                Executive Vice President, Chief Operating Officer and Chief Financial Officer